Exhibit 99.3
“[ * ]” denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
[Midway Games Limited Letterhead]
M E M O R A N D U M

To:	Martin Spiess

From:	Matt Booty

Date:	April 8, 2008

Re:	Personal 2008 Sales Incentive Bonus Plan
The purpose of this memo is to document our understanding regarding the special bonus plan that Midway Games Limited (the “Company”) has agreed to provide to you for the calendar year 2008. We have agreed as follows:
1. Bonus Calculation. Your bonus will be calculated by multiplying your Base Salary by the highest percentage determined based on the conditions set out in the rows of the following table:

If	Net Sales is	then	Bonus Percentage is
	[*]		0%
	[*]		20%
	[*]		30%
	[*]		40%
provided, however, that each of the foregoing Net Sales thresholds shall be adjusted as follows for each of the products set forth on the 2008 sales projections attached hereto as Exhibit A, if any, that is not released in at least one European country by December 31, 2008:
For the [*] threshold, [*] of that product’s Total 2008 Projection shall be subtracted; and
For the [*] threshold, [*] of that product’s Total 2008 Projection shall be subtracted; and
For the [*] threshold, [*] of that product’s Total 2008 Projection shall be subtracted.
“Base Salary” shall mean your annual salary (without deduction of tax or National Insurance Contributions) paid to you during 2008, excluding bonus awards, amounts related to the exercise of stock options or the sale of restricted stock, contributions to employee benefit plans, commissions, tax “gross-ups” on commuting expenses, and any other contractual benefits (such as your car allowance) to which you may be entitled.

*Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Net Sales” shall mean (a) that portion of Midway Games Inc.’s net sales for 2008 (as stated in Midway Games Inc.’s audited consolidated financial statements for 2008) attributed to the sale of products in territories other than North America, South America, U.S. territories and possessions and military bases, and east Asia (e.g., Japan, South Korea, Viet Nam), plus (b) that portion of Midway Games Inc.’s net revenues for 2008 (as stated in Midway Games Inc.’s audited consolidated financial statements for 2008) attributed to the sale of video game products for platforms other than mobile telephones, PDAs and the like, in territories other than North and South America, U.S. territories and possessions and military bases, and east Asia by third parties under license from Midway Games Inc. or its affiliates.
A product’s “Total 2008 Projection” shall mean the amount set forth for that product under the “EU Net Sales” column of Exhibit A. A product is designated by title and platform. “Catalog” does not constitute a product.
2. Payment of Bonus. As soon as practicable after calculation of your bonus (expected to be approximately [*]) your bonus shall be distributed to you. Any bonus to be paid shall be subject to applicable taxes (including, without limitation, any applicable government deductions such as National Insurance Contributions) before payment.
3. Eligibility. Notwithstanding any other provisions of this memo, you will not be entitled to payment of any bonus pursuant to this memo if you:
     (i) are not actively employed by the Company on the date of payment of the bonus;
     (ii) have given to or received from the Company notice of termination of your employment;
     (iii) are on garden leave;
     (iv) have been continuously absent from the office for more than four (4) weeks on sick leave; or
     (v) are on unpaid leave of more than two (2) weeks with the Company’s agreement.
4. Entire Agreement. This memo replaces and supersedes all previous schemes or plans of the Company under which you may be entitled to receive bonuses. In addition, this memo supersedes and replaces any and all prior and contemporaneous agreements with respect to bonuses, whether written or oral, between the Company or its affiliates and you, including, without limitation, the performance bonus referenced in the letter offering you employment with the Company. Any decision by the Company to not exercise one or more of its rights under this memo shall not be deemed a waiver of its right to exercise such rights in the future.
* * *
If you agree that this memo accurately reflects our understanding, please so indicate by signing below.

Accepted and agreed:	/s/ Martin Spiess
Martin Spiess

Dated:	April 9, 2008

*Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.